Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Alight, Inc. is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 (the “Unaudited Pro Forma Condensed Combined Balance Sheet”) combines the unaudited balance sheet of FTAC as of March 31, 2021 and the unaudited consolidated balance sheet of Tempo Holdings as of March 31, 2021 on a pro forma basis as if the Business Combination had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 (the “Unaudited Pro Forma Condensed Combined Statements of Operations”) combine the unaudited statement of operations of FTAC for the three months ended March 31, 2021, and the unaudited consolidated statement of operations of Tempo Holdings for the three months ended March 31, 2021 on a pro forma basis and the audited statement of operations of FTAC for the period from March 26, 2020 (inception) through December 31, 2020 and the audited consolidated statement of operations of Tempo Holdings for the year ended December 31, 2020, respectively, on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2021 and year ended December 31, 2020, together with the accompanying notes, are referenced herein as the “Unaudited Pro Forma Condensed Combined Financial Statements”.

The historical financial information of FTAC was derived from the unaudited financial statements of FTAC as of March 31, 2021 and for the three months ended March 31, 2021, as well as from the audited financial statements of FTAC for the period from March 26, 2020 (inception) to December 31, 2020, which are included in the Proxy Statement/Prospectus. The historical financial information of Tempo Holdings was derived from the Tempo Holdings unaudited Q1 2021 and audited 2020 consolidated financial statements, which are included in the Proxy Statement/Prospectus. This information should be read together with the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements, the unaudited quarterly and audited financial statements of FTAC and related notes, the Tempo Holdings Q1 2021 unaudited and 2020 audited condensed consolidated financial statements and related notes, the sections of the Proxy Statement/Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FTAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alight” and other financial information included in the Proxy Statement/Prospectus.

Description of the Business Combination

On January 25, 2021, the Company entered into the Business Combination Agreement, which was amended and restated on April 29, 2021, with Tempo Holdings, FTAC, FTAC Merger Sub, Tempo Merger Sub, the Blocker Merger Subs and each of the Tempo Blockers, pursuant to which, on the terms and subject to the conditions set forth in the Business Combination Agreement, among other things, (a) FTAC Merger Sub will merge with and into FTAC, with FTAC surviving as a subsidiary of the Company, FTAC stockholders being entitled to receive Company common stock in exchange for their FTAC common stock and the Company becoming a publicly traded company on the NYSE and (b) the parties will complete a series of transactions, including the Tempo Merger and the Blocker Mergers, as a result of which, the Tempo Blockers will become subsidiaries of the Company and the Company will acquire a controlling interest in (and become the managing member of) Alight Holdings, with the Company having an organizational structure which is commonly referred to as an “Up-C” (or umbrella partnership corporation) structure. The Up-C structure will allow the Continuing Tempo Unitholders an equity ownership in Tempo Holdings, which will now be represented by Alight Holdings Units, while also holding an equivalent number of voting interests in the Company in the form of shares of Company Class V common stock.

Accounting for the Business Combination

The Business Combination will be accounted for using the acquisition method of accounting with the Company as the accounting acquirer. Under the acquisition method of accounting, the Company’s assets and liabilities will be recorded at carrying value and the assets and liabilities associated with Tempo Holdings will be recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recognized as goodwill. For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Tempo Holdings based upon management’s preliminary estimate of their fair values as of March 31, 2021. The Company has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Tempo Holdings assets acquired or liabilities assumed, other than a preliminary estimate for intangible assets. Accordingly, apart from intangible assets, Tempo Holdings assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values.

For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). If the acquiree is a variable interest entity, the primary beneficiary would be the accounting acquirer. Tempo Holdings meets the definition of a variable interest entity and the Company, which will be the managing member, has been determined to be the primary beneficiary.

Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the assumptions below with respect to the actual redemptions by FTAC stockholders of FTAC Class A common stock for cash equal to their pro rata portion of the aggregate amount of funds deposited in the Trust Account:

•	FTAC stockholders redeemed 14,201,301 shares of FTAC Class A common stock at a price of $10.00 per share in cash;

•	$300 million in aggregate proceeds are received from the close of the purchase under the Forward Purchase Agreements;

•	$1.55 billion in aggregate proceeds are received from the PIPE investment;

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Financial Statements are described in the accompanying notes. The Unaudited Pro Forma Condensed Combined Financial Statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future operating results or financial position of the Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these Unaudited Pro Forma Condensed Combined Financial Statements and are subject to change as additional information becomes available and analyses are performed.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2021

(in millions, except share and per share amounts)

	Historical
	(a)	(b)
	Foley Trasimene Acquisition Corp.	Tempo Holding Company, LLC	Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$1	$495	$1,035	(c)	$282
			(36)	(d)
			(97)	(e)
			1,550	(f)
			300	(g)
			(1,807)	(h)
			(142)	(i)
			(1,017)	(s)
Receivables, net	—	483	—		483
Deferred offering costs	—	—	—		—
Other current assets	—	168	—		168
Prepaid expenses	—	—	—		—

Total Current Assets Before Fiduciary Assets	1	1,146	(214)		933
Fiduciary assets	—	1,209	—		1,209

Total Current Assets	1	2,355	(214)		2,142
Goodwill	—	2,248	(2,096)	(l)	3,691
			609	(n)
			30	(o)
			(683)	(p)
			3,283	(s)
			300	(j)
Intangible assets, net	—	1,684	2,096	(k)	3,780
Fixed assets, net	—	333	—		333
Deferred tax assets	—	5	—		5
Other assets	—	415	—		415
Cash and marketable securities held in Trust Account	1,035	—	(1,035)	(c)	—

Total Assets	$1,036	$7,040	$2,290		$10,366

Liabilities and Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	6	357	—		363
Current portion of long term debt	—	35	—		35
Other current liabilities	—	304	—		304
Income taxes payable	—	—	—		—

Total Current Liabilities Before Fiduciary Liabilities	6	696	—		702

Fiduciary liabilities	—	1,209	—		1,209

Total Current Liabilities	6	1,905	—		1,911
Deferred tax liabilities	—	1	300	(j)	301
Long term debt	—	4,038	(1,761)	(m)	2,277
Other liabilities	—	413	—		413
TRA liability	—	—	609	(n)	609
Warrant liability	80	—	(80)	(t)	—
FPA liability	20	—	(20)	(g)	—
Financial instruments	—	—	89	(g), (t)	89
Deferred underwriting fee payable	36	—	(36)	(d)	—

Total Liabilities	142	6,357	(899)		5,600
Commitments and Contingencies:
Class A common stock subject to possible redemption, 88,863,472 shares at $10.00 per share	889	—	(889)	(i)	—
Stockholders’ Equity
Members’ equity (123,700 A units issued and outstanding, 1,726 A-1 units issued and outstanding, and 1,697 B units issued and outstanding)	—	852	(852)	(p)	—
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 14,636,528 issued and outstanding (excluding 88,863,472 shares subject to possible redemption)	—	—	22	(s)	22
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 25,875,000 shares issued and outstanding	—	—	—		—
Additional paid-in capital	41	—	2,245	(s)	4,148
			1,550	(f)
			304	(g)
			30	(o)
			746	(i)
			7	(t)
			(775)	(r)
Retained earnings (deficit)	(36)	(148)	5	(q)	(179)
Accumulated other comprehensive income	—	(21)	21	(p)	—
Noncontrolling interest	—	—	775	(r)	775

Total Stockholders’ Equity	5	683	4,078		4,766

Total Liabilities and Stockholders’ Equity	$1,036	$7,040	$2,290		$10,366

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Three Months Ended March 31, 2021

(in millions, except share and per share amounts)

	Historical
	(a)	(b)
	Foley Trasimene Acquisition Corp.	Tempo Holding Company, LLC	Pro Forma Adjustments	Note 5	Pro Forma Combined
Revenue	$—	$689	$—		$689
Cost of services, exclusive of depreciation and amortization	—	452	—		452
Depreciation and amortization	—	19	—		19

Gross Profit	—	218	—		218
Operating Expenses
Formation and general and administrative expenses	3	—	(3)	(e)	—
Selling, general and administrative	—	117	2	(e), (f)	119
Depreciation and intangible amortization	—	55	34	(g)	89

Total operating expenses	3	172	33		208

Operating Income	(3)	46	(33)		10
Gain on change in fair value of warrant liability	47	—	—		47
Gain on change in fair value of FPA liability	34	—	—		34
Interest earned on marketable securities held in Trust Account	—	—	—	(d)	—
Interest expense, net	—	62	(27)	(c)	35
Other expense (income), net	—	8	—		8

Income (Loss) Before Income Tax Expense	78	(24)	(6)		48
Income tax expense	—	(3)	14	(h)	11

Net Income (Loss)	78	(21)	(20)		37
Net loss attributable to noncontrolling interests	—	—	1	(i)	1

Net Income (Loss) Attributable to the Company	$78	$(21)	$(21)		$36

Weighted average shares outstanding of Class A redeemable common stock	103,500,000

Basic and diluted income per share, Class A	$0.00

Weighted average shares outstanding of Class B non-redeemable common stock	25,875,000

Basic and diluted loss per share, Class B	$3.02

Basic weighted average shares outstanding of the Company				(j)	438,968,919

Basic net income (loss) per share, the Company				(j)	$0.08

Diluted weighted average share outstanding of the Company				(j)	516,459,151

Diluted net income (loss) per share, the Company				(j)	$0.07

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2020

(in millions, except share and per share amounts)

	Historical
	(a)	(b)
	Foley Trasimene Acquisition Corp. (Restated)	Tempo Holding Company, LLC	Pro Forma Adjustments	Note 6	Pro Forma Combined
Revenue	$—	$2,728	$—		$2,728
Cost of services, exclusive of depreciation and amortization	—	1,829	—		1,829
Depreciation and amortization	—	65	—		65

Gross Profit	—	834	—		834
Operating Expenses
Formation and general and administrative expenses	3	—	(3)	(e)	—
Selling, general and administrative	—	461	134	(e), (f), (h)	595
Depreciation and intangible amortization	—	226	138	(g)	364

Total operating expenses	3	687	269		959

Operating Income	(3)	147	(269)		(125)
Loss on change in fair value of warrant liability	(58)	—	—		(58)
Loss on change in fair value of FPA liability	(54)	—	—		(54)
Interest earned on marketable securities held in Trust Account	1	—	(1)	(d)	—
Interest expense, net	—	234	(84)	(c)	150
Other expense (income), net	—	7	—		7

Income (Loss) Before Income Tax Expense	(114)	(94)	(186)		(394)
Income tax expense	—	9	(98)	(i)	(89)

Net Income (Loss)	(114)	(103)	(88)		(305)
Net loss attributable to noncontrolling interests	—	—	(15)	(j)	(15)

Net Income (Loss) Attributable to the Company	$(114)	$(103)	$(73)		$(290)

Weighted average shares outstanding of Class A redeemable common stock	103,500,000

Basic and diluted income per share, Class A	$0.01

Weighted average shares outstanding of Class B non-redeemable common stock	25,875,000

Basic and diluted loss per share, Class B	$(4.44)

Basic weighted average shares outstanding of the Company				(k)	438,968,919

Basic net income (loss) per share, the Company				(k)	$(0.66)

Diluted weighted average share outstanding of the Company				(k)	438,968,919

Diluted net income (loss) per share, the Company				(k)	$(0.66)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the SEC’s Final Rule Release No. 33-10786, “Amendments to Financial Disclosures About Acquired and Disposed Businesses,” as adopted by the SEC on May 21, 2020. The amended Article 11 was effective January 1, 2021.

The unaudited pro forma condensed combined financial information presented herein gives effect to the following transactions:

•	the PIPE Investment;

•	the Forward Purchase Agreements; and

•	the estimated effects of the acquisition of Tempo Holdings, inclusive of the estimated effects of debt repaid (collectively, the “Transaction Accounting Adjustments”).

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the case of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Business Combination will be accounted for as a forward merger using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of the Company as the accounting acquirer and Tempo Holdings as the accounting acquiree. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date by the Company, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurement for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments to the unaudited condensed combined financial information may be revised and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 – Accounting Policies

Upon consummation of the Business Combination, FTAC will adopt Tempo’s accounting policies. As a result of the adoption, there are no significant changes in accounting policies expected and no pro forma adjustments related to the alignment of the accounting policies of FTAC and Tempo.

Note 3 – Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of Tempo’s assets acquired and liabilities assumed, as if the acquisition date was March 31, 2021, is presented below. FTAC has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of FTAC based on the information currently available and are subject to change once additional analyses are completed. Furthermore, the final purchase price of the Business Combination is subject to the determination of certain items that are subject to adjustment at Closing pursuant to the Business Combination Agreement, including Tempo Holdings’ net debt.

Calculation of purchase consideration	March 31, 2021
Cash consideration to existing Tempo Equityholders	$1,017
Repayment of Non-extended Term Loan and Senior Unsecured Notes	1,807
Alight transaction costs reimbursed by acquirer	78

Total cash consideration	2,902

Continuing Tempo Unitholders rollover equity into the Company	1,413
Continuing Tempo Unitholders rollover equity into Alight Holdings	775
Contingent consideration - Tax Receivable Agreement	609
Contingent consideration - Earnout to existing Tempo Equityholders	30

Total consideration transferred	$5,729

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	495
Receivables, net	483
Fiduciary assets	1,209
Other current assets	168
Intangible assets	3,780
Fixed assets, net	333
Deferred tax assets	5
Other assets	415
Accounts payable and accrued liabilities	(357)
Fiduciary liabilities	(1,209)
Other current liabilities	(304)
Debt assumed	(2,266)
Deferred tax liabilities	(301)
Other liabilities	(413)
Goodwill	3,691

Net assets acquired	$5,729

Intangible Assets

Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The trade name intangible asset represents the corporate Alight tradename, which was valued using the relief-from-royalty method. The technology related intangible assets represent software developed by the Company to differentiate its product/service offerings for its customers, valued using the relief-from-royalty method. The customer related and contract based intangible assets represent strong, long-term relationships with customers, valued using the multi-period excess earnings method.

Identifiable intangible assets	Fair Value (in millions)	Useful Life (in years)
Customer related and contract-based intangibles	$2,900	12.0
Technology related intangibles	330	5.5
Trade name	550	15.0

	$3,780

Goodwill

Approximately $3.7 billion has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Goodwill and Other Intangible Assets (“ASC 350”), goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Company determines that the value of goodwill has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

Note 4 – Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheets as of March 31, 2021

The unaudited pro forma condensed combined balance sheets as of March 31, 2021 reflect the following adjustments:

(a)	Represents the Foley Trasimene Acquisition Corp. historical unaudited balance sheet as of March 31, 2021.

(b)	Represents the Tempo Holding Company, LLC historical unaudited consolidated balance sheet as of March 31, 2021.

(c)

Represents the reclassification of the $1,035 million in investments held in FTAC’s Trust Account as of March 31, 2021 to cash and cash equivalents to liquidate these investments and make the funds available for FTAC’s acquisition of Tempo Holdings.

(d)	Represents a $36 million cash disbursement to settle FTAC’s deferred underwriting fees that were incurred in connection with its initial public offering.

(e)	Represents the payment of $97 million in transaction costs incurred by FTAC and Tempo as a result of the Business Combination and a corresponding offset to retained earnings (accumulated deficit).

(f)

Represents the $1,550 million cash investment by the Company in exchange for the issuance of 155 million newly issued shares of Company Class A common stock with a par value of $0.0001 per share and a corresponding offset to additional paid-in capital as a result of the executed Subscription Agreements entered into in connection with the PIPE Investment.

(g)

Represents the aggregate $300 million cash investment by Cannae LLC and THL pursuant to the Forward Purchase Agreements in exchange for 30 million newly issued shares of FTAC Class A common stock with a par value of $0.0001 per share and 10 million newly issued FTAC warrants, which will be exchanged for Company Class A common stock and warrants. Accordingly, represents a $20 million decrease to the FPA liability, a $3 thousand increase to Company Class A common stock, a $304 million increase to Additional paid-in capital and a $16 million increase to Financial instruments.

(h)

Represents the total repayment of $1,786 million of existing indebtedness, consisting of the $1,230 million of Senior Unsecured Notes and $556 million of the Non-extended Term Loan, as well as the payment of $21 million related to the call price implication fee of the Senior Unsecured Notes.

(i)

Represents a $142 million cash disbursement from the Trust Account to holders of FTAC Class A common stock that redeem their shares in connection with the Business Combination based on the redemption of approximately 14.2 million shares of FTAC Class A common at an assumed redemption price of approximately $10.00 per share based on the Trust Account balance as of March 31, 2021. The remaining 74.6 million shares of FTAC Class A common stock that were redeemable were not redeemed and were thus converted into shares of Company Class A common stock with a par value of $0.0001 per share on a one-for-one basis and a corresponding offset to additional paid-in capital upon the closing of the Business Combination.

(j)

Following the Business Combination, the Company will be subject to U.S. federal income taxes, in addition to state, local and foreign taxes. As a result, the pro forma balance sheet reflects an adjustment to our taxes assuming the federal rates currently in effect and the highest statutory rates apportioned to each state, local and foreign jurisdiction.

We have recorded an additional deferred tax liability of $300 million. The deferred tax liability includes (i) $493 million related to the Company’s investment in Tempo Holdings, (ii) $(124) million related to tax loss carryforwards and credits from the Tempo Blockers, and (iii) $(65) million related to tax benefits from future deductions attributable to payments under the Tax Receivable Agreement as described further in note (n) below, and (iv) $(4) million related to other taxable temporary differences.

(k)

Represents the adjustment to intangible assets, net, to reflect their estimated fair values based on the preliminary purchase price allocation (see Note 3 – Estimated Preliminary Purchase Price Allocation).

(l)

Represents the adjustment to goodwill to reflect the estimated fair value of intangible assets based on the preliminary purchase price allocation (see Note 3 – Estimated Preliminary Purchase Price Allocation).

(m)	Represents the net adjustment to total long-term debt associated with the Transaction (in millions):

Partial repayment of Non-extended Term Loan	$556
Repayment of Senior Unsecured Notes	1,230
Write-off of unamortized net debt issuance costs and premiums associated with extinguishment of outstanding debt	(25)

Net adjustment to long-term debt	$1,761

(n)

In connection with the Business Combination, we will enter into a Tax Receivable Agreement with certain parties (the “TRA Parties”) that provides for the payment by the Company to the TRA Parties of 85% of the cash tax benefits, if any, that the Company is deemed to realize (calculated using certain assumptions) as a result of (i) the Company’s direct and indirect allocable share of existing tax basis acquired in the Business Combination, (ii) increases in the Company’s allocable share of existing tax basis and tax basis adjustments that will increase the tax basis of the tangible and intangible assets of Alight Holdings as a result of sales or exchanges of Alight Holdings Units for shares of Company Class A common stock after the Business Combination, (iii) the Company’s utilization of certain tax attributes of the Tempo Blockers (including the Tempo Blockers’ respective allocable shares of existing tax basis), and (iv) the Company’s utilization of certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The Company generally will retain the benefit of the remaining 15% of these cash tax benefits.

The $609 million adjustment related to the Tax Receivable Agreement assumes: (1) approximately $1.0 billion of cash paid to the TRA Parties in connection with the Business Combination, (2) a price per share of Company Class A common stock equal to $10, (3) a constant federal U.S. income tax rate of 21.0% and an assumed weighted-average state and local income tax rate of 7.3%, (4) no material changes in tax law, (5) the ability to utilize tax attributes based on current alternative anticipated tax forecasts, and (6) future payments under the Tax Receivable Agreement.

The amount of the expected future payments under the Tax Receivable Agreement has been discounted to its present value using a discount rate of 6% as a result of the application of purchase accounting following ASC 805.

The adjustments related to the Tax Receivable Agreement have been recorded as an adjustment to Goodwill. Refer to Note 3 – Estimated Preliminary Purchase Price Allocation for details of the consideration transferred and the purchase price allocation. The Company anticipates that it will account for the income tax effects resulting from future taxable exchanges of Alight Holdings Units by the TRA Parties for shares of Company Class A Common Stock or (at the Company’s election) the cash equivalent thereof by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. Further, the Company will evaluate the likelihood that the Company will realize the benefit represented by the deferred tax asset, and, to the extent that the Company estimates that it is more likely than not that the Company will not realize the benefit, the Company will reduce the carrying amount of the deferred tax asset with a valuation allowance.

The amount of expected future payments under the Tax Receivable Agreement is dependent upon a number of factors, including the Company’s cash tax savings, the enacted tax rate in the years in which it utilizes tax attributes subject to the Tax Receivable Agreement, and current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations, which could have a material impact on the liability to be paid. If the Company exercises its right to terminate the Tax Receivable Agreement or in the case of a change in control of the Company or a material breach of the Company’s obligations under the Tax Receivable Agreement, all obligations under the Tax Receivable Agreement will be accelerated and the Company will be required to make a payment to the TRA Parties. Such payment would be in an amount equal to the present value of future payments under the Tax Receivable Agreement, as determined based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the tax deductions and other tax attributes subject to the Tax Receivable Agreement.

(o)

Represents the estimated fair value of the non-voting shares of class B-1 and B-2 common stock of the Company (and/or corresponding class B-1 and B-2 units of Alight Holdings) of $30 million, which will be automatically converted into and settled with shares of Company Class A common stock upon the occurrence of certain vesting events and is accounted for as a contingent consideration in accordance with ASC 805. The equity owners of Tempo Holdings (including the Tempo Blocker Owners) at the Closing will receive as part of the consideration under the Business Combination Agreement an earnout comprised of (a) in the aggregate 7,500,000 shares of Company Class B-1 common stock (or equivalent Class B-1 Units of Alight Holdings) and (b) in the aggregate 7,500,000 shares of Company Class B-2 common stock (or equivalent Class B-2 Units of Alight Holdings) which shares will automatically convert into and be exchanged for an equal number of shares of Company Class A common stock (or, Class A Units of Alight Holdings, as applicable) if, at any time during the seven years following the Closing, (i) in the case of the class B-1 earnout securities, the volume weighted average price (the “VWAP”) of the Company Class A common stock is greater than or equal to $12.50 per share for any 20 trading days within a consecutive period of 30 trading days (or if earlier, there is a change of control or a dissolution event in which the valuation implies a price per share equal to or greater than $12.50), and (ii) in the case of the class B-2 earnout securities the VWAP of the Company Class A common stock is greater than or equal to $15.00 per share for any 20 trading days within a consecutive period of 30 trading days (or if earlier, there is a change of control or a dissolution event in which the valuation implies a price per share equal to or greater than $15.00). As a result, the earnout adjustment is an adjustment of $30 million to goodwill and a corresponding increase of $30 million to additional paid-in capital. The adjustment amount was determined by using a Monte Carlo simulation to forecast the future daily price per share of the Company Class A Common Stock over a seven-year time period. Refer to Note 3 – Estimated Preliminary Purchase Price Allocation for details of the consideration transferred and the purchase price allocation.

(p)

Represents the elimination of $683 million of Tempo Holdings’ members’ equity. Tempo Holdings has been, and following the Business Combination (at which time it is referred to as Alight Holdings) will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, Tempo Holdings’ profits and losses will flow through to its partners, including the Company, and are generally not subject to significant entity level taxes at the Tempo Holdings level. As provided for in the Business Combination Agreement, upon completion of the Business Combination, the Company will control Alight Holdings as the sole managing member and the Company will be a holding company with no assets or operations other than its direct and indirect equity interest in Alight Holdings.

(q)	The following table is a reconciliation of the adjustments impacting retained earnings (accumulated deficit) (in millions):

Transaction costs incurred by FTAC and Tempo Holdings as a result of the Business Combination	$(97)	(e)
Unamortized fees associated with repayment of debt	(25)	(m)
Call price implication fee associated with repayment of Senior Unsecured Notes	(21)	(h)
Write-off of Tempo Holdings historical retained earnings (deficit)	148	(p)

Net retained earnings (accumulated deficit) pro forma adjustment	$5

(r)

The adjustment represents the fair market value of the noncontrolling interest of Class A Units of Alight Holdings received by the Continuing Tempo Unitholders and the equal number of shares of Company Class V common stock that provide the Continuing Tempo Unitholders with one-to-one voting rights in the Company for each Class A Unit of Alight Holdings that they own based on the Company’s organizational structure as a result of the Business Combination. See the table below for both the computation of the controlling and noncontrolling interest:

	Amount (in shares)	Percentage
Alight Holdings Class A Units held by Controlling Interest	438,968,919	85.0%
Alight Holdings Class A Units held by Noncontrolling Interest	77,459,691	15.0%

Total Alight Holdings Class A Units	516,428,610	100.0%

(s)

This adjustment reflects the issuance of an aggregate of 218,842,657 shares of Company Class A common stock with a par value of $0.0001 per share and Class A Units of Alight Holdings. Additional paid-in capital of $2.2 million related to the consideration transferred by FTAC and the Tempo Blockers, which together, along with the proceeds of the PIPE Investment discussed in note (f), comprise the controlling interest in Alight Holdings, as well as a cash payment of approximately $1.0 billion to the Tempo Sellers.

Refer to Note 3 – Estimated Preliminary Purchase Price Allocation for details of the consideration transferred and the purchase price allocation.

(t)

Represents the reclassification of the Warrant liability as of March 31, 2021 to Financial instruments, which will consist of $48 million of FTAC Public Warrants and $25 million of Class C Units. Note that this adjustment also reflects an approximate $7 million decrease in fair value of the FTAC Public Warrants as a result of the actual redemptions of approximately 14.2 million shares.

Note 5 – Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statements of Operation for the Three Months Ended March 31, 2021

The unaudited pro forma condensed combined statements of operation for the three months ended March 31, 2021 reflect the following adjustments:

(a)	Represents the Foley Trasimene Acquisition Corp. historical unaudited statement of operations for the three months ended March 31, 2021.

(b)	Represents the Tempo Holding Company, LLC historical unaudited consolidated statement of operation for the three months ended March 31, 2021.

(c)

Represents the adjustment of $27 million to interest expense to reflect the partial repayment of the Non-extended Term Loan and Senior Unsecured Notes using $1,786 million of the proceeds received from the Business Combination.

(d)	Represents the elimination of interest earned on marketable securities held in FTAC’s Trust Account.

(e)	Represents the reclassification of FTAC’s formation costs and general and administrative expenses to Selling, general and administrative expenses.

(f)

Represents the adjustment to remove unit-based compensation expense of $1 million for the three months ended March 31, 2021, that was previously recognized for Tempo Holdings RSUs and time-based PRSUs, which will vest upon a change in control.

Additionally, $45 million of compensation expense consisting of a $34 million liquidity bonus and $11 million in accelerated vesting of Tempo Holdings time-based PRSUs will be incurred in connection with the Business Combination. These costs are solely contingent upon the completion of the Business Combination and do not have any future service requirements. As such, these costs are not reflected in the unaudited pro forma condensed combined financial statements.

(g)

Represents adjustments to incorporate additional intangible assets amortization for the step-up in basis from purchase price allocation at the closing of the Business Combination, which was assumed to have occurred on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to Depreciation and intangible amortization (in millions):

			Amortization Expense
Identifiable intangible assets	Fair Value (in millions)	Useful Life (in years)	Three Months Ended March 31, 2021
Customer related and contract-based intangibles	$2,900	12.0	$60
Technology related intangibles	330	5.5	15
Trade name	550	15.0	9

Subtotal	$3,780		84

Less: Amortization expenses included in Tempo Holdings’ historical consolidated financial statements			50

Pro forma adjustment			$34

(h)

Tempo Holdings has been, and following the Business Combination Alight Holdings will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, Tempo Holdings’ profits and losses will flow through to its partners, including the Company following the Business Combination, and are generally not subject to tax at the Alight Holdings level. Following the consummation of the Business Combination, the Company will be subject to U.S. federal income taxes, in addition to state, local and foreign taxes.

As a result, the pro forma adjustment for provision for income taxes represents tax expense on income that will be taxable in jurisdictions after our corporate reorganization that previously had not been taxable. The adjustment is calculated as pro forma income attributable to the Company before income taxes multiplied by the pro forma effective tax rate, which is representative of the blended statutory tax rate, of 26.7%, for the three months ended March 31, 2021.

The table below includes a reconciliation of the blended statutory tax rate applied to each of the pro forma adjustments in arriving at the pro forma effective tax rates discussed above:

U.S. Federal Income Tax Rate	21.0%
Blended State Rate net of Federal Benefit	5.7%
Blended Statutory Tax Rate	26.7%

(i)

Upon completion of the Business Combination, the Company will control Alight Holdings as the sole managing member and the Company will be a holding company with no assets or operations other than its equity interest in Alight Holdings.

As a result of the Business Combination, the Company will (directly or indirectly through FTAC and the Tempo Blockers) initially own approximately 85% of the economic interest of Alight Holdings, but will have 100% of the voting power and will control the management of Alight Holdings. Immediately following the completion of the Business Combination, the non-voting ownership percentage held by the noncontrolling interest will be approximately 15%.

(j)

Represents the net loss per share calculated using the weighted average shares outstanding, and the issuance of additional Company shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. Pro forma net income attributable to the holders of Company Class A Common Stock was computed by calculating the Company’s share of the results for the partially owned, consolidated subsidiary, Tempo Holdings. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Three Months Ended March 31, 2021
(in millions, except share and per share amounts)
Numerator:
Net Income Attributable to the Company - basic	$36
Reallocation of net income assuming conversion of Alight Holdings Units	1

Net Income Attributable to the Company - diluted	$37

Denominator:
Weighted average shares of Company Class A Common Stock outstanding - basic	438,968,919
Incremental common shares underlying unvested RSUs	30,541
Incremental common shares attributed to conversion of Alight Holdings Units	77,459,691

Weighted average shares of Company Class A Common Stock outstanding - diluted	516,459,151

Net Income per share, the Company - basic	$0.08

Net Income per share, the Company - diluted	$0.07

The following summarizes the number of shares of Company Class A common stock outstanding upon completion of the Business Combination:

	Shares	Ownership %
FTAC Public Shareholders	89,298,699	20.4%
FPA Investors	30,000,000	6.8%
Founders and certain FTAC Insiders	23,287,500	5.3%
PIPE Investors (incl. Cannae)	155,000,000	35.3%
Pre-transaction Tempo Equityholders	141,382,720	32.2%

	438,968,919	100.0%

Note 6 – Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statements of Operation for the Year Ended December 31, 2020

The unaudited pro forma condensed combined statements of operation for the year ended December 31, 2020 reflect the following adjustments:

(a)	Represents the Foley Trasimene Acquisition Corp. (Restated) historical audited statement of operations for the period from March 26, 2020 (inception) through December 31, 2020.

(b)	Represents the Tempo Holding Company, LLC historical audited consolidated statement of operation for the year ended December 31, 2020.

(c)

Represents the adjustment of $84 million to interest expense to reflect the partial repayment of the Non-extended Term Loan and Senior Unsecured Notes using $1,786 million of the proceeds received from the Business Combination.

(d)	Represents the elimination of interest earned on marketable securities held in FTAC’s Trust Account.

(e)	Represents the reclassification of FTAC’s formation costs and general and administrative expenses to Selling, general and administrative expenses.

(f)

Represents the adjustment to remove unit-based compensation expense of $2 million for the year ended December 31, 2020, that was previously recognized for Tempo Holdings RSUs and time-based PRSUs, which will vest upon a change in control.

Additionally, $45 million of compensation expense consisting of a $34 million liquidity bonus and $11 million in accelerated vesting of Tempo Holdings time-based PRSUs will be incurred in connection with the Business Combination. These costs are solely contingent upon the completion of the Business Combination and do not have any future service requirements. As such, these costs are not reflected in the unaudited pro forma condensed combined financial statements.

(g)

Represents adjustments to incorporate additional intangible assets amortization for the step-up in basis from purchase price allocation at the closing of the Business Combination, which was assumed to have occurred on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to Depreciation and intangible amortization (in millions):

			Amortization Expense
Identifiable intangible assets	Fair Value (in millions)	Useful Life (in years)	Year Ended December 31, 2020
Customer related and contract-based intangibles	$2,900	12.0	$241
Technology related intangibles	330	5.5	60
Trade name	550	15.0	37

Subtotal	$3,780		338

Less: Amortization expenses included in Tempo Holdings’ historical consolidated financial statements			200

Pro forma adjustment			$138

(h)

Represents an adjustment to Selling, general and administrative expenses of $133 million related to one-time transaction costs expected to be incurred in connection with the closing of the Business Combination.

(i)

Tempo Holdings has been, and following the Business Combination Alight Holdings will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, Tempo Holdings’ profits and losses will flow through to its partners, including the Company following the Business Combination, and are generally not subject to tax at the Alight Holdings level. Following the consummation of the Business Combination, the Company will be subject to U.S. federal income taxes, in addition to state, local and foreign taxes.

As a result, the pro forma adjustment for provision for income taxes represents tax expense on income that will be taxable in jurisdictions after our corporate reorganization that previously had not been taxable. The adjustment is calculated as pro forma income attributable to the Company before income taxes multiplied by the pro forma effective tax rate, which is representative of the blended statutory tax rate, of 26.7%, for the year ended December 31, 2020.

The table below includes a reconciliation of the blended statutory tax rate applied to each of the pro forma adjustments in arriving at the pro forma effective tax rates discussed above:

U.S. Federal Income Tax Rate	21.0%
Blended State Rate net of Federal Benefit	5.7%
Blended Statutory Tax Rate	26.7%

(j)

As described in the section entitled “Proposal No. 1—The Business Combination Proposal—Structure of the Business Combination,” upon completion of the Business Combination, the Company will control Alight Holdings as the sole managing member and the Company will be a holding company with no assets or operations other than its equity interest in Alight Holdings.

As a result of the Business Combination, the Company will (directly or indirectly through FTAC and the Tempo Blockers) initially own approximately 85% of the economic interest of Alight Holdings, but will have 100% of the voting power and will control the management of Alight Holdings. Immediately following the completion of the Business Combination, the non-voting ownership percentage held by the noncontrolling interest will be approximately 15%.

(k)

Represents the net loss per share calculated using the weighted average shares outstanding, and the issuance of additional Company shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. Pro forma net loss attributable to the holders of Company Class A Common Stock was computed by calculating the Company’s share of the results for the partially owned, consolidated subsidiary, Tempo Holdings. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Year Ended December 31, 2020
(in millions, except share and per share amounts)
Net Loss Attributable to the Company	$(290)
Weighted average shares of Company Class A Common Stock outstanding - basic and diluted	438,968,919
Net Loss per share, the Company - basic and diluted	$(0.66)

The following summarizes the number of shares of Company Class A common stock outstanding upon completion of the Business Combination:

	Shares	Ownership %
FTAC Public Shareholders	89,298,699	20.4%
FPA Investors	30,000,000	6.8%
Founders and certain FTAC Insiders	23,287,500	5.3%
PIPE Investors (incl. Cannae)	155,000,000	35.3%
Pre-transaction Tempo Equityholders	141,382,720	32.2%

	438,968,919	100.0%